Exhibit 21.1
SUBSIDIARIES OF WINSTON HOTELS, INC.
The following is a list of certain direct and indirect subsidiaries of Winston Hotels, Inc., and their respective states of incorporation:

Name	Jurisdiction of Incorporation

WINN Limited Partnership **	North Carolina
Barclay Holding, Inc.	Delaware
Barclay Hospitality Services, Inc.	North Carolina
Marsh Landing Lessee, LLC	North Carolina
Chapel Hill Lessee, LLC	North Carolina
New Stanley Associates Lessee, LLC	Delaware
Gateway Hotel Lessee, LLC	Delaware
131 East Redwood (Tenant), LLC	Maryland
Marsh Landing Hotel Associates, LLC	Delaware
Chapel Hill Hotel Associates, LLC	North Carolina
New Stanley Associates, LLLP	Colorado
Gateway Hotel Associates, LLC	Delaware
131 East Redwood (Landlord), LLC	Maryland
Evanston Hotel Associates, LLC	Delaware
Winston Kansas City, LP	Delaware
Winston Manager Corporation	Virginia
Winston SPE, LLC	Virginia
Winston Manager II, LLC	Delaware
Winston SPE II, LLC	Delaware
Winston Finance Partners, LLC	Delaware
Winston Finance Partners II, LLC	Delaware
Winston Finance, LLC	Delaware
Winston Finance Charlotte, LLC	Delaware
Winston Opportunity Management, LLC	North Carolina
Winston Hotels Opportunity Venture, LLC	Delaware
WCC Project Company, LLC	Delaware
WNC Project Company, LLC	Delaware

**	As of December 31, 2005, Winston Hotels, Inc. was the sole general partner and owned 95.33% of WINN Limited Partnership (also does business under: WINN Limited Partnership of North Carolina (Florida), WINN Operating Limited Partnership (Texas) and North Carolina WINN Limited Partnership (Arizona)).

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